UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-21923	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

727 North Bank Lane
Lake Forest, Illinois	60045
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On December 15, 2010, (i) the underwriters of Wintrust Financial Corporation’s (the “Company”) public offering of 3,205,128 shares of the Company’s common stock, no par value (the “Common Stock”) at a public offering price of $30.00 per share (the “Common Stock Offering”) purchased an additional 480,769 shares of Common Stock pursuant to the exercise in full of the overallotment option granted to them in connection with the Common Stock Offering (the “Common Stock Overallotment Purchase”), and (ii) the underwriters of the Company’s public offering of 4,000,000 7.50% tangible equity units (the “Units”) at a public offering price of $50.00 per Unit (the “Equity Unit Offering”) purchased an additional 600,000 Units pursuant to the exercise in full of the overallotment option granted to them in connection with the Equity Unit Offering (the “Equity Unit Overallotment Purchase”). As a result, the Company raised additional net proceeds of approximately $42.8 million, bringing aggregate net proceeds for the offerings to approximately $327.5 million, after deducting underwriting discounts and commissions and estimated offering expenses.
     Also on December 15, 2010, the Company issued a press release announcing the completion of the Common Stock Overallotment Purchase and the Equity Unit Overallotment Purchase. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Sidley Austin LLP relating to the Common Stock
5.2	Opinion of Sidley Austin LLP relating to the Units
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof)
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2 hereof)
99.1	Press Release dated December 15, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David A. Dykstra
David A. Dykstra
Senior Executive Vice President and Chief Operating Officer

Date: December 15, 2010

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Sidley Austin LLP relating to the Common Stock
5.2	Opinion of Sidley Austin LLP relating to the Units
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereof)
23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2 hereof)
99.1	Press Release dated December 15, 2010

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